UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

______________

DONGXING INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	0-54112	16-1783194
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3F, No. 26, Hengshan Road, Nangang District, Harbin, Heilongjiang Province, P.R. China 150001

(Address of Principal Executive Office) (Zip Code)

86-1394-000887

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 30, 2016 Dongxing International Inc. completed a reverse merger in which Dongxing International Inc. issued shares of common stock representing 83% of its outstanding shares in connection with its acquisition of the capital stock of Central Dynamic Holdings Limited. Central Dynamic Holdings Limited is a holding company whose only asset is an indirect 100% ownership interest in Harbin Donghui Technology Co., Ltd. ("Harbin Donghui"), an entity whose only business consists of providing services to Harbin Dongxing Energy Saving Technical Service Co., Ltd. ("Harbin Dongxing") pursuant to a set of agreements that have the effect of making Harbin Dongxing a variable interest entity with respect to Harbin Donghui for accounting purposes. At the time of the reverse merger, Paritz & Company, P.A. was the auditor of record for Harbin Dongxing. Accordingly, on September 30, 2016, by reason of the reverse merger, Paritz & Company, P.A. became the principal independent accountant for Dongxing International Inc. Therefore, on October 17, 2016 the Board of Directors of Dongxing International Inc. dismissed DeLeon & Company, P.A. from its position as the principal independent accountant for Dongxing International Inc.

The audit report of DeLeon & Company, P.A. on Dongxing International Inc.’s financial statements for the years ended December 31, 2015 and 2014 contained a modification expressing substantial doubt regarding the ability of Dongxing International Inc. to continue as a going concern. The audit report of DeLeon & Company, P.A. on Dongxing International Inc.’s financial statements for the years ended December 31, 2015 and 2014 did not contain any other adverse opinion or disclaimer of opinion or qualification other than the aforesaid modification. DeLeon & Company, P.A. did not, during the applicable periods, advise Dongxing International Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the period to October 17, 2016, there was no disagreement between Dongxing International Inc. and DeLeon & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused DeLeon & Company, P.A. to make reference to the subject matter of such disagreement in connection with its report. During the same period, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K, except for the reportable event described in the following paragraphs.

In its assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, management of Dongxing International Inc. determined that the following deficiencies constituted material weaknesses:

•	Lack of a formal accounting department – We do not have an accounting department. We engage an independent bookkeeper to prepare our books and records and financial statements on a quarterly and annual basis. Due to the relative lack of activity, the accounting transactions are only recorded quarterly and annually and not when the transactions occur.

•	Lack of segregation of duties – The chief executive officer also serves as the chief financial officer of Dongxing International Inc. He approves all financial transactions including vendor invoices and payment of said invoices without any concurrent external review.

Dongxing International Inc. has requested DeLeon & Company, P.A. to furnish a letter addressed to the Securities Exchange Commission stating whether or not DeLeon & Company, P.A. agrees with the statements in this 8-K. A copy of the letter is filed as an exhibit to this 8-K.

2

Dongxing International Inc. has retained the firm of Paritz & Company, P.A. to serve as its principal independent accountant. At no time during the past two fiscal years or any subsequent period prior to October 17, 2016 did Dongxing International Inc. consult with Paritz & Company, P.A. regarding any matter of the sort described above with reference to DeLeon & Company, P.A., any issue relating to the financial statements of Dongxing International Inc., or the type of audit opinion that might be rendered for Dongxing International Inc.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.	Letter from DeLeon & Company, P.A..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dongxing International Inc.

Date: October 18, 2016	By:	/s/ Cheng Zhao Cheng Zhao, Chief Executive Officer

3